UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On August 20, 2024, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to report drill results from its Roughrider Project located in Northern Saskatchewan, Canada. Drilling 850 m northeast of the Roughrider Deposit has intersected the best hole to date outside of the resource area on a parallel trend to Roughrider.

●
Exploration Drilling: UEC’s ongoing drill program has intersected basement-hosted uranium mineralization in drill hole RR-940 that grades 6.96% eU3O8 over 13.5 m with a higher-grade sub-interval that grades 12.7% eU3O8 over 7.2 metres. UEC will continue drilling in this area to evaluate the potential for additional resources.

●
Regional drilling benefits from new ANT survey technology: In April of this year, UEC conducted an Ambient Noise Tomography (“ANT”) survey. This new exploration technology is being applied to Roughrider for the first time and has identified new targets along existing exploration corridors.

●	Roughrider next steps: UEC has a three-prong approach to advancing Roughrider,

o	1) continue growing the project’s resources with an additional 25 holes this summer to further investigate the Roughrider north exploration corridor,

o	2) advance the Initial Assessment (“IA”) Technical Report Summary (“TRS”) that is based on the existing project resources, this work is substantially complete and is anticipated in the coming months,

o	3) EA baseline studies, along with community engagement to advance licensing and permitting.
Chris Hamel, Vice President Exploration, Canada stated: “We have accelerated the pace of project work at Roughrider this summer by utilizing three drills and the results thus far have exceeded our expectations. We have been able to successfully follow-up on results that Rio Tinto had intersected northeast of Roughrider with the best hole on the project outside the deposit area. We have intersected uranium mineralization in multiple drill holes between the East and Far East Zones, further demonstrating there is likely continuity between these zones. The north exploration corridor is largely untested and our team, with the help of the ANT survey, has been able to develop priority drill targets along the trend. UEC continues to advance the project on parallel tracks by working on an economic study for the project while also updating the Environmental Assessment baseline work and conducting an aggressive drilling campaign.”

Table 1, outlined below, details the equivalent uranium intersections (eU3O8) from select drill holes from the 2024 summer campaign. Figure 1 shows the immediate Roughrider project area in the Northern part of Athabasca Basin, and Figure 2 illustrates a wider picture of where the Roughrider project is located within the Athabasca Basin.

Table 1: Roughrider Drilling Equivalent Grades

		From (m)	To (m)	Width (m)	Avg. Grade (eU3O8)	Cut-off Grade (eU3O8)	GT
RR-909		244.3	264.8	20.6	0.07	0.05	1.4
		250.3	305.5	55.2	0.52	0.05	28.8
RR-910	incl.	250.3	255.4	5.1	1.63	0.05	8.3
	incl.	297.6	305.5	7.9	2.53	0.05	20.0
RR-913		262.8	310.3	47.5	0.47	0.05	22.1
	incl.	307.8	309.9	2.1	6.81	1.00	14.3
RR-919		304.1	307.1	3.0	2.23	0.05	6.7
	incl.	304.4	306.2	1.8	3.51	1.00	6.3
RR-925		239.8	313.0	73.3	0.11	0.05	7. 8
	incl.	244.3	246.1	1.9	1.83	1.00	3.5
		291.1	300.2	9.1	0.79	0.05	7.2
RR-929	incl.	291.5	292.3	0.8	1.38	1.00	1.1
	incl.	294.2	295.0	0.8	2.76	1.00	2.2
RR-930		282.8	288.4	5.6	0.18	0.05	1.0
		242.2	244.7	2.5	0.094	0.05	0.2
		230.6	231.1	0.5	0.08	0.05	0.0
RR-933		249.9	264.2	14.3	3.00	0.05	42.8
	incl.	251.9	262.2	10.3	4.06	1.00	41.8
	incl.	260.4	260.8	0.4	14.68	10.00	5.9
RR-934		316.2	318.1	1.9	0.22	0.05	0.4
		327.1	328.4	1.3	0.07	0.05	0.1
RR-935		319.1	320.2	1.1	0.05	0.05	0.1
		324.1	327.9	3.8	0.10	0.05	0.4
RR-937		313.8	315.7	1.9	0.64	0.05	1.2
	incl.	314.8	315.4	0.6	1.44	1.00	0.9
RR-938		322.4	323.2	0.8	0.32	0.05	0.3
		271.1	284.6	13.5	6.96	0.05	93.9
RR-940	incl.	271.2	283.4	12.2	7.69	0.10	93.8
	incl.	273.2	280.4	7.2	12.71	1.00	91.5
	incl.	281.9	282.5	0.6	1.99	1.00	1.2
		270.8	281.3	10.5	3.17	0.05	33.2
RR-945	incl.	271.7	280.8	9.1	3.61	1.00	32.9
	incl.	273.6	273.9	0.3	10.62	10.00	3.2
	incl.	277.6	278.2	0.6	15.18	10.00	9.1
RR-948		292.4	293.5	1.1	0.62	0.05	0.7
	incl.	292.9	293.1	0.2	1.10	1.00	0.2
		255.6	261.6	6.0	0.14	0.05	0.8
RR-949-1	incl.	255.6	257.3	1.7	0.14	0.05	0.2
	incl.	259.8	261.6	1.8	0.33	0.05	0.6
RR-950		266.7	268.1	1.4	0.27	0.05	0.4

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometres. The unique geology of the Athabasca Basin often results in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association, the Athabasca Basin was responsible for producing 15% of the world’s uranium production in 2022.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks. Uranium can be found at the interface, known as the unconformity, or up to several hundreds of metres below the unconformity surface in the underlying basement rock and fault structures.

The uranium concentrations in the holes presented above from the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, were determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes lowered down into the hole. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole. The radiometric equivalent grade of uranium oxide (eU3O8) is then calculated.

The standard and shielded probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon, Saskatchewan, and the Hi-Flux probes are calibrated at Alpha Nuclear in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice used by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Due to a process called ‘saturation’ that occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes, it can sometimes be difficult to accurately determine radiometric equivalent grades in high-grade intervals.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at SRC’s Geoanalytical Laboratory in Saskatoon, with results expected in the coming weeks.

About the Roughrider Uranium Project

The Roughrider Project is a uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions. The project is located approximately 13 kilometres west of Orano’s McClean Lake Mill, near UEC’s existing Athabasca Basin properties. The depth to mineralization at the project is approximately 200 m and hosted primarily in the basement rocks below the unconformity.

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UEC’s Vice President Exploration, Canada, who is a Qualified Person for the purposes of SEC Regulation S-K 1300.

Figure 1: Roughrider Location Map

Figure 2: Athabasca Project Map

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated August 20, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: August 20, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer